EXHIBIT 99

                        FORM 4 JOINT FILERS' INFORMATION


 Name:  Andreeff Equity Advisors, L.L.C.
 Address:  140 E. St. Lucia Lane, Santa Rosa Beach, FL   32459
 Designated Filer:  Dane Andreeff
 Issuer & Ticker Symbol:  Geokinetics Inc. (GOK)
 Date of Event Requiring Statement:  August 11, 2008

 Signature:____________________________
    By:  Dane Andreeff, Managing Member



 Name:  Maple Leaf Capital I, L.L.C.
 Address:  c/o Andreeff Equity Advisors, L.L.C., 140 E. St. Lucia Lane, Santa
 Rosa Beach, FL   32459
 Designated Filer:  Dane Andreeff
 Issuer & Ticker Symbol:  Geokinetics Inc. (GOK)
 Date of Event Requiring Statement:  August 11, 2008

 Signature:____________________________
    By:  Dane Andreeff, Managing Member